Exhibit 99.1

September 30, 2020	Media: Peter Lucht - 781.655.2289
Investors: Kristin Silberberg - 203.900.6854

Citizens Financial Group Announces Final Results of its Private Exchange Offers for Five Series

of Subordinated Notes and Related Tender Offers

Providence, R.I. – Citizens Financial Group, Inc. (“Citizens”) (NYSE: CFG) today announced final results of its two previously announced related transactions to repurchase five series of its outstanding subordinated notes.

Exchange Offers

The first transaction consisted of five concurrent, but separate, private offers to exchange (the “Exchange Offers”) any and all of the outstanding series of subordinated notes described in the table below (collectively, the “Old Notes”) for a combination of newly issued Subordinated Notes due 2032 of Citizens (the “New Notes”) and an additional cash payment, in each case, on the terms and subject to the conditions set forth in the Offering Memorandum dated September 21, 2020 (the “Offering Memorandum” and, together with the accompanying eligibility certification and exchange offer notice of guaranteed delivery, the “Exchange Offer Documents”).

The Exchange Offers expired at 5:00 p.m. (Eastern time) on September 25, 2020, and were settled today, September 30, 2020.

On the terms and subject to the conditions set forth in the Offering Memorandum, the table below provides the aggregate principal amount of each series of Old Notes validly tendered and not validly withdrawn (including pursuant to guaranteed delivery procedures), and accepted by Citizens, in connection with the Exchange Offers.

CUSIP Number	Title of Security	Principal Amount Outstanding	Principal Amount Validly Tendered and Accepted
75524RAA7 / U7535RAA4	4.150% Subordinated Notes due 2022	$350,000,000	$168,073,000
174610AL9	3.750% Subordinated Notes due 2024	$250,000,000	$91,371,000
174610AC9	4.023% Subordinated Notes due 2024	$42,000,000	$16,800,000
174610AJ4	4.350% Subordinated Notes due 2025	$250,000,000	$54,909,000
174610AK1	4.300% Subordinated Notes due 2025	$750,000,000	$289,402,000

Upon the terms and subject to the conditions set forth in the Exchange Offer Documents, Citizens issued $620,555,000 aggregate principal amount of New Notes as part of the Total Exchange Price (as defined in the Offering Memorandum) for the Old Notes accepted in the Exchange Offers. Citizens did not receive any cash proceeds from the Exchange Offers.

The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Citizens has entered into a registration rights agreement with respect to the New Notes.

Only holders who had duly completed and returned an eligibility certification certifying that they were either (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (“QIBs”) or (2) non-“U.S. persons” (as defined in Rule 902 under the Securities Act) that (a) are located outside of the United States, (b) are not acquiring New Notes for the account or benefit of a U.S. Person, and (c) are Non-U.S. Qualified Offerees (as defined in the Offering Memorandum) were authorized to receive the Offering Memorandum and to participate in the Exchange Offers (each, an “Exchange Offer Eligible Holder”).

Global Bondholder Services Corporation acted as the Information Agent and the Exchange Agent for the Exchange Offers. Questions or requests for assistance related to the Exchange Offers may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers.

Cash Offers

The second transaction consisted of five concurrent, but separate, offers to purchase for cash (the “Cash Offers”) any and all of each series of Old Notes, on the terms and subject to the conditions set forth in the Offer to Purchase dated September 21, 2020 (the “Offer to Purchase” and, together with the certifications instruction letter and the accompanying cash offer notice of guaranteed delivery, the “Cash Offer Documents”).

Holders who are either (a) QIBs or (b) located outside of the United States and (i) are not a “U.S. person” (as defined in Rule 902 under the Securities Act), (ii) are not acquiring New Notes for the account or benefit of a U.S. Person, and (iii) are Non-U.S. Qualified Offerees (as defined in the Offer to Purchase) were not eligible to participate in the Cash Offers. Only other holders of Old Notes (“Cash Offer Eligible Holders”) were eligible to participate in the Cash Offers. Holders of Old Notes participating in the Cash Offers were required to certify that they are Cash Offer Eligible Holders.

The Cash Offers expired at 5:00 p.m. (Eastern time) on September 25, 2020, and were settled today, September 30, 2020.

On the terms and subject to the conditions set forth in the Offer to Purchase, the tables below provides the aggregate principal amount of each series of Old Notes validly tendered and not validly withdrawn (including pursuant to guaranteed delivery procedures), and accepted by Citizens pursuant to the Cash Offers.

CUSIP Number	Title of Security	Principal Amount Outstanding	Principal Amount Validly Tendered and Accepted
75524RAA7 / U7535RAA4	4.150% Subordinated Notes due 2022	$350,000,000	$—
174610AL9	3.750% Subordinated Notes due 2024	$250,000,000	$—
174610AC9	4.023% Subordinated Notes due 2024	$42,000,000	$—
174610AJ4	4.350% Subordinated Notes due 2025	$250,000,000	$1,075,000
174610AK1	4.300% Subordinated Notes due 2025	$750,000,000	$10,436,000

Global Bondholder Services Corporation also acted as the Information Agent and the Tender Agent for the Cash Offers. Questions or requests for assistance related to the Cash Offers may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Cash Offers.

This press release is for informational purposes only and does not constitute an offer to purchase, or a solicitation of an offer to sell, any Old Notes, and does not constitute an offer to sell, or a solicitation of an offer to purchase, any New Notes. The Exchange Offers are being made solely pursuant to the Offering Memorandum and related documents and the Cash Offers are being made solely pursuant to the Offer to Purchase and related documents. The Exchange Offers and Cash Offers are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Exchange Offers and Cash Offers to be made by a licensed broker or dealer, the Exchange Offers and Cash Offers will be deemed to be made on behalf of Citizens by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This communication is not a prospectus for the purposes of the Prospectus Regulation. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended) and includes any relevant implementing measure in any member state (“Member State”) of the European Economic Area (the “EEA”) which has implemented the Prospectus Regulation.

PROHIBITION OF OFFERS TO EEA AND UK RETAIL INVESTORS. The New Notes are not intended to be offered or otherwise made available to and should not be offered or otherwise made available to any retail investor in the EEA or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering the New Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering of the New Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

In the United Kingdom, this press release is being distributed only to, and is directed only at qualified investors within the meaning of Article 2(e) of the Prospectus Regulation who are (i) persons who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), and/ or (ii) high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, which persons together we refer to in this press release as “relevant persons.” Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This press release must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this press release relates is only available to, and will be engaged in with, relevant persons only.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $179.9 billion in assets as of June 30, 2020. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 2,700 ATMs and approximately 1,000 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities.

Forward-Looking Statements

This communication contains “forward-looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Statements with respect to the Exchange Offers and Tender Offers are forward-looking statements, based on our current expectations for the transactions, and are subject to the risk that the transactions may not be completed in a timely manner or at all, and that the final terms of the transactions may differ, possibly materially, from those described in this press release due to future events. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise.

CFG-IR